ARTICLES SUPPLEMENTARY
                                       OF
                            THE TREASURERS FUND, INC.

         The Treasurers Fund, Inc., a Maryland Corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation" or the "Fund"), certifies to the Department of Assessments and Taxation of Maryland that:

         (1) The following is a description of the stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as set and changed by the board of directors:

                  The reclassification of the Domestic Prime Money Market Portfolio to the Domestic Prime Money Market Portfolio - Gabelli Cash Management Class and Domestic Prime Money Market Portfolio Domestic Prime Money Market Class. One billion (1,000,000,000) shares of authorized but unissued stock will be allocated to the Domestic Prime Money Market Portfolio - Gabelli Cash Management Class and two billion (2,000,000,000) shares previously allocated to the Domestic Prime Money Market Portfolio will be reallocated to the Domestic Prime Money Market Portfolio Domestic Prime Money Market Class; the reclassification of the U.S. Treasury Money Market Portfolio to the U.S. Treasury Money Market Portfolio - Gabelli Cash Management Class and U.S. Treasury Money Market Portfolio - U.S. Treasury Class. One billion (1,000,000,000) shares of authorized but unissued stock will be allocated to the U.S. Treasury Money Market Portfolio - Gabelli Cash Management
                  Class and two billion (2,000,000,000) shares previously allocated to the U.S. Treasury Money Market Portfolio will be reallocated to the U.S. Treasury Money Market Portfolio - U.S. Treasury Class; and the reclassification of the Tax Exempt Money Market Portfolio to the Tax Exempt Money Market Portfolio - Gabelli Cash Management Class and Tax Exempt Money Market Portfolio - Tax Exempt Class. One billion (1,000,000,000) shares of authorized but unissued stock will be allocated to the Tax Exempt Money Market Portfolio - Gabelli Cash Management Class and two billion (2,000,000,000) shares previously allocated to the Tax Exempt Money Market Portfolio will be reallocated to the Tax Exempt Money Market Portfolio - Tax Exempt Class. The shares of such stock may be issued in these classes, having such designations, such powers, preferences and rights and such qualifications, limitations and restrictions as the shares of the currently existing classes of common stock.

         (2) The Corporation's stock has been reclassified by the Corporation's board of directors under the authority contained in Article Fifth of the Corporation's Articles of Incorporation, as amended.

         IN WITNESS WHEREOF, The Treasurer Fund, Inc., has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries, on February 25, 2000.
                           THE TREASURERS FUND, INC.,
                      DOMESTIC PRIME MONEY MARKET PORTFOLIO
                      U.S. TREASURY MONEY MARKET PORTFOLIO
                        TAX EXEMPT MONEY MARKET PORTFOLIO



                                       By:/s/Ronald S. Eaker
                                 Ronald S. Eaker
                                    President
ATTEST:

/s/Judith A. Raneri
Judith A. Ranieri
Secretary

         THE UNDERSIGNED, President of THE TREASURERS FUND, INC., who executed on behalf of said Corporation, the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and in all material respects, under the penalties of perjury.


                           THE TREASURERS FUND, INC.,
                      DOMESTIC PRIME MONEY MARKET PORTFOLIO
                      U.S. TREASURY MONEY MARKET PORTFOLIO
                        TAX EXEMPT MONEY MARKET PORTFOLIO



                                       By:/s/Ronald S. Eaker
                                 Ronald S. Eaker
                                    President